Exhibit 4.3

Execution Version

AMENDMENT NO. 1

TO SHAREHOLDERS

AGREEMENT

This AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT, dated as of March 25, 2010 (this “Amendment”), amends the Shareholders Agreement, dated as of February 6, 2009 (the “Shareholders Agreement”) by and among Essent Group Ltd., a limited liability company organized under the laws of Bermuda (the “Company”) and each of the holders of Company Securities set forth on Exhibit A thereto.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Shareholders Agreement.

RECITALS

WHEREAS, the Company and certain of the Shareholders are parties to an Amended and Restated Class A Common Share Subscription Agreement dated as of the date hereof (the “Restated Subscription Agreement”), pursuant to which the Company will issue Class A Common Shares of the Company to the Investors (as defined therein) as of the date hereof and from time to time thereafter on the terms and conditions set forth therein;

WHEREAS, the execution and delivery of this Amendment is a condition precedent to the obligations of the parties under the Restated Subscription Agreement; and

WHEREAS,  the Company and the Shareholders desire to amend the Shareholders Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.                                      Amendments.  Each of the Company and the Shareholders hereby consents and agrees to the amendment of the Shareholders Agreement as set forth below:

(a)                         Section 1.1  is amended to insert “or other specified Person (including,  for purposes of Section 3, in the case of any Investor, any investment fund or account under common investment management)” in place of “(or other specified Person)”.

(b)                         Section 1.17 is amended to insert “, Wellington” immediately following “HSBC”.

(c)                          Section 1.22 is amended to insert “Substitute Investor” in place of “New Investor”.

(d)                         Section 1 is amended to insert the following as a new Section 1.36:

““Wellington” means Ithan Creek Master Investment Partnership (Cayman) II, L.P. and Ithan Creek Master Investors (Cayman) L.P., together with any Affiliates to which they Transfer Company Securities from time to time in accordance with Section 3.”

(e)                          Section 3(a) is amended to insert “Substitute Investor” in place of “New Investor” in clause (iii) thereof.

(f)                           Section 9.1(f) is amended to insert “eight and four tenths percent (8.4%)” in place of “eight and seven-tenths percent (8.7%)”.

(g)                          Section 9.4 is amended to (i) insert “and each committee thereof” immediately following “the Board” in the first sentence thereof and (ii) insert “or any committee thereof” immediately following “the Board” in the second sentence thereof.

(h)                         Section 9.9 is amended to (i) insert “9.9(a)” in place of “9.8(a)” and (ii) insert the following as new subsections (c) and (d) thereof:

“(c)                    If at any General Meeting or in respect of any written resolution of Shareholders, Wellington is entitled under Bermuda law to vote on any matter (such as an amalgamation) as the holder of a separate class or series of Company Securities from the other Investors, Wellington shall vote together with the other Investors as a single class and shall cast the votes corresponding to all Company Securities held by it that are entitled by law to vote as a separate class or series in proportion to the votes cast by all Investors at such meeting (or by such written resolution) for, against or abstaining from any resolution on such matter (subject to any adjustments of voting power pursuant to the Bye-laws and except in connection with any exercise by Wellington of its rights as a Member pursuant to Bye-law 86 of the Bye-laws).

(d)                         WELLINGTON HEREBY EXPRESSLY AND IRREVOCABLY APPOINTS THE COMPANY SECRETARY AS SUCH SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT TO VOTE SUCH SHAREHOLDER’S COMPANY SECURITIES IN THE MANNER PROVIDED IN SECTION 9.9(c). THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.”

(i)                             Section 10.8 is amended to insert “9.10(b)” in place of “8.10(b)”.

(j)                            Exhibit A to the Shareholders Agreement is deleted in its entirety, and Exhibit A to this Amendment is inserted in its place.

2.                                      Preemptive Rights.  Each of the undersigned Investors hereby (a) consents to the issuance of Class A Common Shares of the Company to the Joinder Parties (as defined below) pursuant to, and on the terms and conditions set forth in, the Restated Subscription Agreement and (b) irrevocably waives and releases the Company from compliance with any and all preemptive rights, rights to notice and other rights to which such Investor is entitled in connection with such issuance pursuant to Section 11 of the Shareholders Agreement.

3.                                      Joinder.  Each of the undersigned Ithan Creek Master Investment Partnership (Cayman) II, L.P. and Ithan Creek Master Investors (Cayman) L.P. (collectively, the “Joinder Parties”) (a) agrees to join in, become a party to, be bound by, and comply with the provisions of the Shareholders

2

Agreement as an Investor, subject to all of the obligations of an Investor set forth therein, in the same manner as if the undersigned were an original signatory to the Shareholders Agreement, (b) makes all of the representations and warranties of the Shareholders set forth in the Shareholders Agreement as of the date hereof and (c) acknowledges that all Class A Common Shares, Class B-1 Common Shares and other equity securities of the Company now or hereafter held by them shall be subject to all applicable restrictions on transfer, rights of first offer and other provisions of the Shareholders Agreement.

4.                              Miscellaneous.

(a)                                 Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Shareholders Agreement, all of which are ratified and affirmed in all respects and shall continue to be in full force and effect.  Whenever the Shareholders Agreement is referred to in the Shareholders Agreement, the Restated Subscription Agreement or in any other agreements, documents or instruments, such reference shall be to the Shareholders Agreement as amended hereby.

(b)                                 Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Amendment may be executed by facsimile or .pdf signatures.

(c)                                  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

ESSENT GROUP LTD.

By:	/s/ Mark A. Casale
	Name:	Mark Casale
	Title:.	President

Address:	Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

INVESTORS:

ESSENT INTERMEDIATE, L.P.

By:	/s/ Joseph Gantz
	Name:	Joseph Gantz
	Title:	Director, PBRA (Cayman) Company

PINEBROOK ESSENT CO-INVEST, L.P.

By:	/s/ Joseph Gantz
	Name:	Joseph Gantz
	Title:	Director, PBRA (Cayman) Company

THE GOLDMAN SACHS GROUP, INC.

By:	/s/
Name:
Title:

ALDERMANBURY INVESTMENTS LIMITED

By:	/s/ Ian Lyall
	Name:	Ian Lyall
	Title:	Managing Director

VALORINA LLC
By:	PineBrook Road Associates (Cayman), L.P.
Its Manager

By:	/s/ Joseph Gantz
	Name:	Joseph Gantz
	Title:	Director, PBRA (Cayman) Company
It’s General Partner

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

RENAISSANCERE VENTURES LTD.

By:	/s/ John D. Nichols, Jr.
	Name:	John D. Nichols, Jr.
	Title:	EVP

PPF HOLDINGS II LTD.
By:	PartnerRc Principal Finance Inc.
Its Investment Advisor

By:	/s/ Steven Palmer
	Name:	Steven Palmer
	Title:	Managing Director

HSBC EQUITY PARTNERS USA, L.P.
By:	HSBC Equity Investors USA, L.P.,
Its General Partner
By:	HSBC Equity GP, LLC,
Its General Partner
By:	HSBC Capital (USA) 1nc.,
Its Managing Partner

By:	/s/ Andrew Trigg
	Name:	Andrew Trigg
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

HSBC PRIVATE EQUITY PARTNERS II USA LP
By:	HSBC Private Equity Investors II, L.P.,
as General Partner
By:	HSBC PEP II GP, LLC,
as General Partner
By:	HSBC Capital (USA) Inc.,
Its Sole Member

By:	/s/ Andrew Trigg
	Name:	Andrew Trigg
	Title:	Director

ITHAN CREEK MASTER INVESTMENT PARTNERSHIP (CAYMAN) II, L.P.
By:	Wellington Management Company, LLP
as investment advisor

By:	/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman
	Title:	Vice President and Counsel

ITHAN CREEK MASTER INVESTORS (CAYMAN) L.P.
By:	Wellington Management Company, LLP
as investment advisor

By:	/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman
	Title:	Vice President and Counsel

By:	/s/ Mark Casale
	Name:	Mark Casale

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

By:	/s/ Paul Wollmann
	Name:	Paul Wollmann

By:	/s/ Peter Simon
	Name:	Peter Simon

By:	/s/ David Weinstock
	Name:	David Weinstock

By:	/s/ Wayne Throgmorten
	Name:	Wayne Throgmorten

By:	/s/ Susan Meserva
	Name:	Susan Meserva

By:	/s/ Guy DiSimplico
	Name:	Guy DiSimplico

By:	/s/ Becky Moore
	Name:	Becky Moore

By:	/s/ Antonia Pollick
	Name:	Antonia Pollick

By:	/s/ Ellen Rottiers
	Name:	Ellen Rottiers

By:	/s/ Malia Young Shelton
	Name:	Malia Young

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]

By:	/s/ Vijay Bhasin
	Name:	Vijay Bhasin

By:	/s/ Jeffrey Cashmer
	Name:	Jeffrey Cashmer

By:	/s/ Wei Ding
	Name:	Wei Ding

By:	/s/ Mary Gibbons
	Name:	Mary Gibbons

By:	/s/ Theodore Gray
	Name:	Theodore Gray

By:	/s/ William Kaiser
	Name:	William Kaiser

By:	/s/ Adolfo Marzol
	Name:	Adolfo Marzol

By:	/s/ Lawrence McAlee
	Name:	Lawrence McAlee

By:	/s/ George Nebel
	Name:	George Nebel

By:	/s/ Anthony Shore
	Name:	Anthony Shore

By:	/s/ Andrew Widman
	Name:	Andrew Widman

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT]